THIRD LEASE AMENDMENT AGREEMENT

This THIRD LEASE AMENDMENT AGREEMENT (this “Agreement”) is entered into as of January 27, 2017, by and between Peninsula Innovation Partners, LLC, a Delaware limited liability company (“Landlord”) and Pacific Biosciences of California, Inc., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to the following leases (each, a “Lease”, and collectively, the “Leases”):

(i)        Lease dated as of February 8, 2010 and modified by that certain Commencement Date Certificate dated by Landlord as of September 8, 2010 and by Tenant as of August 24, 2010, as amended by that certain First Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by that certain Third Amendment to Lease dated as of March 30, 2015,  as further amended by that certain Lease Amendment Agreement (the “Lease Amendment Agreement”) dated as of July 23, 2015 and as further amended by that certain Second Lease Amendment Agreement (the “Second Lease Amendment Agreement”) dated as of June 10, 2016 (the “1380 Willow Lease”), pursuant to which Landlord leases to Tenant certain premises (the “1380 Willow Premises”) consisting of approximately 33,792 square feet located at 1380 Willow Road, Menlo Park, California for a term that currently expires on December 31, 2016;

(ii)       Lease dated as of December 10, 2009 and modified by that certain Commencement Date Certificate dated by Tenant as August 24, 2010 and by Landlord as of September 8, 2010, as amended by that certain Second Amendment to Industrial Lease [sic] dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement and as further amended by the Second Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “940 Hamilton Premises”) consisting of approximately 29,371 square feet located at 940 Hamilton Avenue (formerly known as 1394 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017;

(iii)      Lease dated as of September 24, 2009, as amended by that certain First Amendment to Lease Agreement dated as of May 19, 2010, as further amended by that certain Second Amendment to Industrial Lease dated as of August 13, 2010, as further amended by that certain Third Amendment to Industrial Lease dated as of December 29, 2010, as further amended by that certain Fourth Amendment to Lease dated as of March 30, 2015, as further amended by that certain Fifth Amendment to Lease dated as of March 30, 2015, as further amended

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by the Lease Amendment Agreement and as further amended by the Second Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “960 Hamilton Premises”) consisting of approximately 22,267 square feet located at 960 Hamilton Avenue (formerly known as 1392 Willow Road), Menlo Park, California for a term that currently expires on September 30, 2017;

(iv)       Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 14, 2011 and by Landlord as of March 16, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement and as further amended by the Second Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “1003-1005 Hamilton Premises”) consisting of approximately 54,586 square feet located at 1003-1005 Hamilton Avenue, Menlo Park, California for a term that currently expires on March 31, 2017;

(v)        Lease dated as of December 15, 2010 and modified by that certain Commencement Date Certificate dated by Tenant as of February 4, 2011 and by Landlord as of March 16, 2011, as further amended by that certain First Amendment to Lease dated as of March 30, 2015, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement and as further amended by the Second Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “1010 Hamilton Premises”) consisting of approximately 21,240 square feet located at 1010 Hamilton Avenue, Menlo Park, California for a term that currently expires on September 30, 2017; and

(vi)       Lease dated as of May 27, 2011, as amended by that certain First Amendment to Lease dated as of March 30, 2015, as further amended by that certain Second Amendment to Lease dated as of March 30, 2015, as further amended by the Lease Amendment Agreement and as further amended by the Second Lease Amendment Agreement, pursuant to which Landlord leases to Tenant certain premises (the “1180 Hamilton Premises”, and collectively with the 1380 Willow Premises, the 940 Hamilton Premises, the 960 Hamilton Premises, the 1003-1005 Hamilton Premises and the 1010 Hamilton Premises, the “Premises”) consisting of approximately 11,160 square feet located at 1180 Hamilton Court, Menlo Park, California for a term that currently expires on December 31, 2016.

B.WHEREAS, in connection with the termination of the Leases, Landlord and Tenant desire to set forth their agreement with respect to certain issues related to Tenant’s transition out of the Premises, and to modify the Leases on the terms and conditions set forth below.

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AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.1380 Willow Premises. Section 2 of the Second Lease Amendment Agreement is hereby deleted in its entirety and replaced with the following:

“2.1380 Willow Premises.  The Term for the 1380 Willow Premises and 1380 Willow Lease is hereby amended to expire on January 31, 2017. Not later than January 31, 2017, the 1380 Willow Premises shall be surrendered in accordance with the terms of the 1380 Willow Lease (including the Lease Amendment Agreement). Tenant shall have no right to use or access any portion of the 1380 Willow Premises for any reason following the expiration of the 1380 Willow Lease.”

2.1380 Datacenter.  All references to the 1380 Datacenter in the Second Lease Amendment Agreement are hereby deleted.

3.1380 Willow Early Payment; Final Payment.  The 1380 Willow Early Payment shall be One Million Forty-Five Thousand and No/100 Dollars ($1,045,000.00). If the 1380 Willow Early Payment is paid the maximum possible amount of the Final Payment will be Five Million Sixty-Five Thousand and No/100 Dollars ($5,065,000.00). If the 1380 Willow Early Payment Conditions have been met as of January 31, 2017, then Landlord shall make the 1380 Willow Early Payment not later than February 10, 2017, notwithstanding anything to the contrary in Section 5(a) of the Second Lease Amendment Agreement.

4.Miscellaneous.

a.       Except as otherwise expressly provided herein, all defined terms used in this Agreement shall have the same respective meanings as are provided for such defined terms in the Leases.

b.       Insofar as the specific terms and provisions of this Agreement purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Leases, the terms and provisions of this Agreement shall govern and control; in all other respects, the terms, provisions and exhibits of the Leases shall remain unmodified and in full force and effect.

c.       Landlord and Tenant hereby agree that (i) this Agreement is incorporated into and made a part of each Lease, (ii) any and all references to the Leases hereinafter shall include this Agreement and (iii) the Leases and all terms, conditions and provisions of the Leases are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

d.       If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees. The term “Prevailing Party” shall include, without limitation, a party who substantially obtains or defeats the relief sought.

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e.       Time is of the essence with respect to each and every time period described in this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

TENANT:		LANDLORD:

PACIFIC BIOSCIENCES OF		PENINSULA INNOVATION
CALIFORNIA, INC.		PARTNERS, LLC,
a Delaware corporation		a Delaware limited liability company

By:	/s/ Ben Gong	By:	/s/ Fergus O’Shea
Name:	Ben Gong	Name:	Fergus O’Shea
Title:	VP Finance	Title:	Director

[Signature Page to Third Lease Amendment Agreement]